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                                                                    EXHIBIT 23.1

Consent

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 4, 2004, in the Registration Statement (Form S-4 No. XXXX) and related Prospectus of Haights Cross Communications, Inc. for the registration of its $135,000,000 12 1/2% Senior Discount Notes due 2011.

                         /s/ Ernst & Young LLP


New York, New York
April 29, 2004